UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2016, at a Special Meeting of Stockholders of Integra LifeSciences Holdings Corporation (the “Company”), the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, increasing its authorized shares of common stock and effecting a two-for-one stock split. The amendment to the Company’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 21, 2016 increasing the Company’s authorized common stock from sixty million shares (60,000,000) to two-hundred and forty million shares (240,000,000) and effecting the stock split. The Certificate of Amendment is filed as Exhibit 3.1 to this report.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders was held on December 21, 2016 The final results of the matter submitted to a vote of stockholders at the Special Meeting is as follows:

Proposal No. 1.  To amend the Company’s Amended and Restated Certificate of Incorporation, as amended to increase the number of authorized shares of common stock of the Company from 60,000,000 to 240,000,000 shares (the “Amendment”) for the purpose of, among other things, effecting a proposed two-for-one stock split of the Company’s Common Stock as part of the Amendment.

In accordance with the results below, such proposal was approved.

For	Against	Abstain
35,516,833	456,711	4,647

ITEM 8.01 Other Events.

On December 22, 2016 the Company issued a press release announcing a two-for-one stock split. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS

3.1	Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended

99.1    Press Release dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 22, 2016	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended
99.1	Press Release dated December 22, 2016